Exhibit 99.1

Apollo Group, Inc. News Release

APOLLO GROUP, INC. REPORTS FISCAL 2006
FIRST QUARTER RESULTS
     Phoenix, Arizona, December 15, 2005 — Apollo Group, Inc. (Nasdaq:APOL) today reported fiscal 2006 financial results for the first quarter ended November 30, 2005.
     Net income attributed to Apollo Education Group common stock for the three months ended November 30, 2005, was $130.8 million, or $.73 per diluted share, compared to $109.5 million, or $.58 per diluted share reported for the same period last year.
     Total consolidated revenues for Apollo Group, Inc. for the three months ended November 30, 2005, rose 17.6% to $628.9 million, compared with $534.9 million in the first quarter of fiscal 2005. The University of Phoenix accounted for 84.7% of the $582.1 million in net tuition revenues from students enrolled in degree programs for the quarter ended November 30, 2005. We believe revenue was impacted approximately $5 million as a result of Hurricane Rita and Hurricane Wilma.
     Todd S. Nelson, Chairman and CEO, said, “I am pleased to announce several positive events at Apollo Group that we believe will allow Apollo to become a stronger force in the education industry. Brian Mueller has been promoted to Chief Operating Officer. Brian has been responsible for the growth and expansion of online education for Apollo over the last decade. In this new role he will be responsible for the consolidation of our online and on-ground marketing and enrollment efforts. We believe that over time this will reduce our marketing expenditures on a per student basis, improve conversion rates and retention, and reduce potential confusion in the marketplace.”
     Mr. Nelson continued, “We are pleased to announce that the University of Phoenix board of directors and the Western International University board of directors have approved the transfer of Axia College from Western International University to University of Phoenix. As a part of University of Phoenix, we believe Axia College will be strengthened by the brand recognition of University of Phoenix and the stronger regulatory and academic infrastructure of University of Phoenix. It will take several months to accomplish the regulatory and personnel changes necessary to ensure a smooth transition. To accommodate the possible impact of the transition we are reducing revenue guidance for the year by 4%. We believe the impact on diluted earnings per share will range from no impact to a reduction of 2% (new guidance for the year will now be a range of $2.91 -$2.85) for the year. This adjustment will allow us the flexibility to accomplish the transition in a way that will best ensure the long-term success of this change.”
     In addition, Mr. Nelson commented, “We are pleased to announce the board of directors authorized a program allocating an additional $300 million in company funds to repurchase shares of Apollo Education Group Class A common stock.”
~continued~

     Consolidated degree enrollments for University of Phoenix and Western International University’s Axia College at November 30, 2005, increased by 19.4% to 286,800 students compared to 240,200 students at November 30, 2004. Consolidated degree enrollments of online students increased in excess of 30%. Consolidated degree enrollments for our Other Schools segment (excluding Western International University’s Axia College) at November 30, 2005, increased by 3.4% to 28,600 students compared to 27,600 students at November 30, 2004. We believe consolidated degree enrollments were impacted by approximately 3,000 students as a result of Hurricane Rita and Hurricane Wilma.
Business Outlook
     Apollo Group, Inc.

•	We expect revenue for the quarter ending February 28, 2006, to be in excess of $584 million and to be in excess of $2.578 billion for fiscal 2006.
•	Diluted earnings per share are expected to be between $.57 and $.58 for the quarter ending February 28, 2006, and to be between $2.85 and $2.91 for fiscal 2006.
     The company will hold a conference call to discuss these earnings results at 11:00 AM Eastern time, 9:00 AM Phoenix time, on Thursday, December 15, 2005. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (internationally). The conference ID number is 2988459. A live webcast of this event may be accessed by visiting the company website at: www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID # 2988459) until December 22, 2005.
     Apollo Group, Inc. has been providing higher education programs to working adults for almost 30 years. Apollo Group, Inc., operates through its subsidiaries: The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 95 campuses and 153 learning centers in 39 states, Puerto Rico, Alberta, British Columbia, Netherlands, and Mexico.
     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.
~continued~

     This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Apollo Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release relate, among other matters, to the business outlook of Apollo Group, Inc.
     Forward-looking statements involve risks, uncertainties, and other factors which may cause actual results, performance, or achievements of Apollo Group, Inc. to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Apollo Group, Inc.’s results and cause them to materially differ from those contained in the forward-looking statements include, without limitation:
•	new or revised interpretations of regulatory requirements that are or may become applicable to us;

•	changes in, or new interpretations of, applicable laws, rules, and regulations;

•	failure to maintain or renew any required regulatory approvals, accreditation, or state authorizations by University of Phoenix;

•	failure to obtain authorizations from states in which University of Phoenix does not currently provide degree programs;

•	our ability to continue to attract and retain students;

•	our ability to successfully defend litigation claims;

•	our ability to protect our intellectual property and proprietary rights;

•	our ability to recruit and retain key personnel;

•	our ability to successfully manage economic conditions, including stock market volatility;

•	risk factors and cautionary statements made in Apollo Group, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2005; and

•	other factors that Apollo Group, Inc. is currently unable to identify or quantify, but may arise or become known in the future.
     These forward-looking statements are based on estimates, projections, beliefs, and assumptions of Apollo Group, Inc. and its management and speak only as of the date made and are not guarantees of future performance. Apollo Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. You are advised, however, to consult any further disclosures Apollo Group, Inc. makes in its reports filed with the Securities and Exchange Commission.
-Table to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	November 30,
	2005	2004
(In thousands, except per share amounts)
Revenues:
Tuition and other, net	$628,884	$534,926

Costs and expenses:
Instructional costs and services	259,885	217,417
Selling and promotional	128,120	120,585
General and administrative	30,080	21,188

	418,085	359,190

Income from operations	210,799	175,736
Interest income and other, net	4,503	4,562

Income before income taxes	215,302	180,298
Provision for income taxes	84,528	70,767

Net income	$130,774	$109,531

Earnings per share attributed to Apollo Education Group common stock:

Diluted net income per share	$0.73	$0.58

Diluted weighted average shares outstanding	180,331	189,831

The company adopted SFAS 123(R) during the first quarter of 2006 resulting in $5.8 million of stock-based compensation expense. There was no stock-based compensation expense related to employee stock options and employee stock purchases under SFAS 123 in the first quarter of fiscal 2005 because the Company did not adopt the recognition provisions of SFAS 123. Net income, including pro forma stock-based compensation expense, as previously disclosed in the notes to the Condensed Consolidated Financial Statements for the first quarter of fiscal 2005 was $105.3 million or $0.55 per diluted share.
~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	November 30,	August 31,
	2005	2005
(Dollars in thousands)
Assets:
Current assets
Cash and cash equivalents	$165,330	$145,607
Restricted cash	225,316	225,706
Marketable securities	141,579	224,112
Receivables, net	201,068	201,615
Deferred tax assets, net	16,632	14,991
Other current assets	20,862	23,058

Total current assets	770,787	835,089
Property and equipment, net	267,231	268,661
Marketable securities	87,525	97,350
Cost in excess of fair value of assets purchased, net	37,096	37,096
Deferred tax assets, net	40,494	35,756
Other assets	29,368	28,993

Total assets	$1,232,501	$1,302,945

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$19,231	$18,878
Accounts payable	38,328	40,129
Accrued liabilities	59,747	61,315
Income taxes payable	80,229	9,740
Student deposits and current portion of deferred revenue	374,962	387,910

Total current liabilities	572,497	517,972
Deferred tuition revenue, less current portion	238	351
Long-term liabilities, less current portion	81,237	77,748

Total liabilities	653,972	596,071

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 188,002,000 issued at November 30, 2005 and August 31, 2005, and 175,266,000 and 179,184,000 outstanding at November 30, 2005 and August 31, 2005, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 477,000 issued and outstanding at November 30, 2005 and August 31, 2005	1	1
Additional paid-in capital
Apollo Education Group Class A treasury stock, at cost, 12,736,000 and 8,818,000 shares at November 30, 2005 and August 31, 2005, respectively	(887,726)	(645,742)
Retained earnings	1,467,410	1,353,650
Accumulated other comprehensive loss	(1,259)	(1,138)

Total shareholders’ equity	578,529	706,874

Total liabilities and shareholders’ equity	$1,232,501	$1,302,945

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended
	November 30,
	2005	2004
(In thousands)
Cash flows provided by (used for) operating activities:
Net income	$130,774	$109,531
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	5,813
Depreciation and amortization	16,647	12,306
Amortization of investment premiums	403	1,205
Provision for uncollectible accounts	20,093	9,067
Deferred income taxes	(6,379)	12,797
Tax benefits of stock options exercised		7,950
Excess tax benefits from stock-based compensation	(7,874)
Cash received for tenant improvements	1,546	1,263
Non-cash early occupancy expense	85
Changes in assets and liabilities
Receivables	(19,546)	(14,153)
Other assets	1,716	(2,934)
Accounts payable and accrued liabilities	4,089	(28,445)
Income taxes	79,888	31,239
Student deposits and deferred revenue	(12,994)	22,196
Other liabilities	1,350	822

Net cash provided by operating activities	215,611	162,844

Cash flows provided by (used for) investing activities:
Net additions to property and equipment	(20,837)	(23,129)
Purchase of marketable securities	(187,120)	(18,961)
Maturities of marketable securities	279,075	159,336
Purchase of restricted securities	(341,691)	(46,807)
Maturities of restricted securities	342,081	21,415
Purchase of other assets	(939)	(528)

Net cash provided by investing activities	70,569	91,326

Cash flows provided by (used for) financing activities:
Purchase of Apollo Education Group Class A common stock	(285,915)	(319,321)
Issuance of Apollo Education Group Class A common stock	11,705	14,235
Excess tax benefits from stock-based compensation	7,874

Net cash used for financing activities	(266,336)	(305,086)

Currency translation loss	(121)	(546)

Net increase (decrease) in cash and cash equivalents	19,723	(51,462)
Cash and cash equivalents at beginning of period	145,607	156,669

Cash and cash equivalents at end of period	$165,330	$105,207

Supplemental disclosure of non-cash investing activities
Tenant improvement allowances	$4,610	$3,607
Purchases of property and equipment included in accounts payable	$7,458
~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
DEGREE ENROLLMENTS
(Unaudited)

	November 30,
	2005	2004

The University of Phoenix, Inc. and Axia College
Associates	53,400	13,300
Bachelors	158,300	156,800
Masters	71,900	67,600
Doctoral	3,200	2,500

	286,800	240,200

Apollo Group, Inc. Consolidated
Associates	60,900	20,500
Bachelors	170,900	169,200
Masters	80,400	75,700
Doctoral	3,200	2,500

	315,400	267,900

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTARY DATA
(Unaudited)
     Instructional costs and services increased by $42.5 million in the three months ended November 30, 2005, from the three months ended November 30, 2004. The following table sets forth the changes in significant components of instructional costs and services, in millions:

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	November 30,		November 30,
	2005	2004	2005	2004

Employee compensation and related expenses	$91.0	$80.5	14.5%	15.1%
Stock-based compensation	2.8		0.4%
Faculty compensation	53.3	44.5	8.5%	8.3%
Classroom lease expenses and depreciation	46.4	40.3	7.4%	7.5%
Financial aid processing costs	12.8	10.3	2.0%	1.9%
Bad debt expense	20.1	9.1	3.2%	1.7%
Other instructional costs and services	33.5	32.7	5.3%	6.1%

Instructional costs and services	$259.9	$217.4	41.3%	40.6%

     Selling and promotional expenses increased by $7.5 million in the three months ended November 30, 2005, from the three months ended November 30, 2004. The following table sets forth the increases in significant components of selling and promotional expenses, in millions:

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	November 30,		November 30,
	2005	2004	2005	2004

Enrollment advisors’ compensation and related expenses	$56.8	$48.3	9.0%	9.0%
Stock-based compensation	0.5		0.1%
Advertising	56.5	59.8	9.0%	11.2%
Other selling and promotional expenses	14.3	12.5	2.3%	2.3%

Selling and promotional expenses	$128.1	$120.6	20.4%	22.5%

     General and administrative expenses increased by $8.9 million in the three months ended November 30, 2005, from the three months ended November 30, 2004. The following table sets forth the increases in significant components of general and administrative expenses, in millions:

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	November 30,		November 30,
	2005	2004	2005	2004

Employee compensation and related expenses	$14.7	$10.1	2.3%	1.9%
Stock-based compensation	2.5		0.4%
Administrative space and depreciation	5.9	3.8	1.0%	0.7%
Other general and administrative expenses	7.0	7.3	1.1%	1.4%

General and administrative expenses	$30.1	$21.2	4.8%	4.0%

Company Contact: Kenda B. Gonzales, CFO ~ (800) 990-APOL ~ kenda.gonzales@apollogrp.edu
Investor Relations Contact: Janess Pasinski ~ Apollo Group, Inc. ~ (800) 990-APOL, option 6 ~ janess@apollogrp.edu
Press Contact: Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ ayla.dickey@apollogrp.edu